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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                      The Securities Exchange Act of 1934
                                (Amendment No. )

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Section 240.14a-12


                         OUTDOOR CHANNEL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

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[OUTDOOR CHANNEL HOLDINGS, INC. LOGO]                               NEWS RELEASE



Contacts:         Perry T. Massie, President and Chief Executive Officer
                  William A. Owen, Chief Financial Officer
                  909.699.4749

                  Cecilia A. Wilkinson/Angie Yang
                  PondelWilkinson Inc.
                  Corporate & Investor Relations
                  323.866.6089/323.866.6004
                  investor@pondel.com


                OUTDOOR CHANNEL HOLDINGS AND THE OUTDOOR CHANNEL
                       ANNOUNCE TERMS OF MERGER AGREEMENT


TEMECULA, CALIFORNIA (April 21, 2004) - Outdoor Channel Holdings, Inc. (OTC:
OUTD) and The Outdoor Channel, Inc. today announced terms of a merger agreement whereby Outdoor Channel Holdings will acquire all the outstanding stock of The Outdoor Channel that it does not already own. Currently, Outdoor Channel Holdings and its subsidiaries own approximately 82 % of the issued and outstanding stock of The Outdoor Channel (approximately 67 % on a fully diluted basis). Upon closing of the proposed transaction, expected in the third quarter of 2004, The Outdoor Channel will be a wholly owned subsidiary of Outdoor Channel Holdings.

Under terms of the merger agreement, each share of The Outdoor Channel common stock not already held by Outdoor Channel Holdings or its subsidiaries will be exchanged into 0.65 share of Outdoor Channel Holdings common stock. Based on the outstanding capitalization of The Outdoor Channel as of the date of this news release, Outdoor Channel Holdings expects to issue at the closing approximately
1.2 million shares of its common stock as well as options to purchase approximately 1.6 million additional shares using the exchange ratio set forth in the merger agreement. Based on the exchange ratio and the companies' current outstanding capitalizations, on completion of the proposed transaction, Outdoor Channel Holdings would expect to have outstanding approximately 7.2 million total shares of common stock as well as options to purchase approximately 2.1 million additional shares. The actual number of shares and options will depend upon the outstanding capitalizations of each company at the time of closing. The proposed transaction is expected to qualify as a tax-free reorganization under the Internal Revenue Code.

"We believe it makes strategic sense to fully integrate The Outdoor Channel, our principal asset, with Outdoor Channel Holdings for the benefit of our shareholders, customers and employees," said Perry Massie, president and chief executive officer of Outdoor Channel Holdings. "This objective has been a primary focus of management's attention, and we are pleased to now bring the decision to our shareholders for approval." The merger agreement has been

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Outdoor Channel Holdings
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approved by the boards of directors of Outdoor Channel Holdings and The Outdoor
Channel, following the recommendations of special committees of each company's board. The transaction is subject to approval by the shareholders of both companies and to the receipt of required governmental and regulatory approvals and various other customary closing conditions.

The combined companies will be required to record when the merger closes a non-cash charge equal to the difference between the aggregate exercise prices and the intrinsic value of the number of vested options of The Outdoor Channel. Based on the closing price of Outdoor Channel Holdings common stock on April 20, 2004 and if the merger closed on that day, the non-cash charge would be approximately $61 million. The actual amount of the non-cash charge resulting from the exchange of options will ultimately be determined by the number of options exchanged in the merger and the stock price for Outdoor Channel Holdings common stock on the date the transaction is consummated.

ABOUT OUTDOOR CHANNEL HOLDINGS

Outdoor Channel Holdings, Inc. (formerly Global Outdoors, Inc.) is the principal owner of The Outdoor Channel, a national television network, dedicated to providing the best in traditional outdoor programming to America's 82 million anglers, hunters and outdoor enthusiasts. The Outdoor Channel features approximately 100 weekly hunting, fishing, shooting sports, rodeo, motor sports, gold prospecting and related life style programming. As of March 2004, according to Nielsen Media Research, The Outdoor Channel's universe grew to 26.1 million homes through a combination of cable and satellite dish subscribers. The company also owns and operates related businesses that serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts. These related businesses include, LDMA-AU, Inc. ("Lost Dutchman's") and Gold Prospectors' Association of America, Inc. (GPAA).

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Outdoor Channel Holdings intends to file a proxy statement and other relevant documents with the Securities and Exchange Commission (SEC). THE SHAREHOLDERS OF OUTDOOR CHANNEL HOLDINGS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting William Owen, chief financial officer, Outdoor Channel Holdings, Inc., 43445 Business Park Drive, Suite 113, Temecula, California 92590. In addition, documents filed with the SEC by Outdoor Channel Holdings will be available free of charge at the SEC's web site at www.sec.gov. Outdoor Channel Holdings and its officers and directors may be deemed to be participants in a solicitation of proxies or consents of shareholders in connection with the proposed transaction. Information about the directors and executive officers of Outdoor Channel Holdings and their ownership of Outdoor Channel Holdings stock is set forth in the annual report on Form 10-KSB for Outdoor Channel Holdings for the year ended

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Outdoor Channel Holdings
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December 31, 2003. Certain directors and officers of Outdoor Channel Holdings may have a direct or indirect interest in the proposed transaction due to their security holdings, options and other arrangements. Additional information regarding Outdoor Channel Holdings and the interests of its officers and directors in the proposed transaction will be contained in the proxy statement and other information filed with the SEC.

SAFE HARBOR STATEMENT

Certain statements in this news release that relate to financial results, projections, future plans, events, or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and involve significant risks and uncertainties, including, but not limited to, the following: the strategic value of the proposed merger transaction, competition, promotional costs, risk of declining advertising and subscriber revenues, decline in subscriber base and risk of primary satellite failure. These risks and uncertainties also include that the proposed transaction is subject to various closing conditions, including governmental, regulatory and shareholder approvals, and no assurances can be given that these conditions will be satisfied or the proposed transaction may not close for other reasons. Other risks and uncertainties include the ability to conclude the proposed transaction, the targeted closing date of the proposed merger, the number of shares to be issued and outstanding options exchanged at the closing date and related accounting issues and the estimated outstanding capitalization of Outdoor Channel Holdings as of the closing date. The company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the company's Form 10-KSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release, and the company assumes no obligation to update such forward-looking statements. Refer to the company's Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission for more information, as well as, other filings including the company's Form 10-QSB quarterly reports.

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